Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On August 24, 2026 (the “Closing Date”), pursuant to the Arrangement Agreement and Plan of Merger, dated April 26, 2026 (as amended, the “Merger Agreement”), by and among RE/MAX Holdings, Inc. (“REMAX”), The Real Brokerage Inc. (“Real”), Real REMAX Group Inc. (formerly known as Rome Wildlife, Inc.) (the “Company” or “Real REMAX Group”), Wildlife Acquisition I Corp. (“Merger Sub I”), Wildlife Acquisition II LLC (“Merger Sub II”) and 1587802 B.C. Unlimited Liability Company (“Bidco”), the Company acquired all of the outstanding shares of REMAX and Real through a series of transactions in which: (i) Real completed its plan of arrangement (the “Arrangement”); (ii) Merger Sub I merged with and into REMAX, with REMAX surviving as a wholly owned subsidiary of the Company (the “First Merger”); and (iii) REMAX merged with and into Merger Sub II, with Merger Sub II surviving as a wholly owned subsidiary of the Company (the “Second Merger” and, together with the First Merger, the “Mergers”). In addition, immediately prior to the completion of the Arrangement and the Mergers, REMAX acquired RIHI, Inc., a Delaware corporation (“RIHI”), pursuant to mergers (collectively, the “RIHI Merger”) in accordance with the terms of the Merger Agreement and the terms of the Agreement and Plan of Merger (the “RIHI Merger Agreement”) by and among REMAX, Rhino Merger Sub I, Inc., a Delaware corporation and direct wholly owned subsidiary of REMAX (“RIHI Merger Sub I”), Rhino Merger Sub II, LLC, a Delaware limited liability company and direct wholly owned subsidiary of REMAX (“RIHI Merger Sub II”), and RIHI (all actions and transactions contemplated by the Merger Agreement, including the Arrangement, the Mergers, and the RIHI Merger together, the “Transactions”). Concurrently with the execution of the Merger Agreement, Real entered into a commitment letter with Morgan Stanley Senior Funding, Inc. (“MSSF”), and Apollo Global Funding, LLC and certain of its affiliates (collectively, “Apollo”) for a 364-day senior secured bridge loan facility in an aggregate principal amount of up to $550 million (the “Bridge Facility”). On the Closing Date, Real terminated the commitment for the Bridge Facility. In lieu of the Bridge Facility, the Company entered into a credit agreement (the “Credit Agreement”) with MSSF, as the administrative agent, providing for a term loan facility in an aggregate principal amount of $550 million (the “Term Loan Facility”), and a revolving credit facility in an aggregate principal amount of $40 million (the “Revolving Facility”), including a letter of credit sub-facility of up to $10 million (collectively, the “Financing”). See Note 1 for additional information regarding the Transactions and the Financing.

The following unaudited pro forma condensed combined financial information (the “Pro Forma Financial Information”) has been prepared in accordance with Article 11 of Regulation S-X using the assumptions set forth in the notes to the Pro Forma Financial Information. The Pro Forma Financial Information gives effect to adjustments reflecting the accounting for the Transactions (the “Merger Adjustments”) and the related Financing (the “Financing Adjustments”). Collectively, the Merger Adjustments and the Financing Adjustments are transaction accounting adjustments.

The unaudited pro forma condensed combined balance sheet as of June 30, 2026 (the “Pro Forma Balance Sheet”) combines the balance sheet of the Company with the historical unaudited condensed consolidated balance sheet of Real and the historical unaudited condensed consolidated balance sheet of REMAX as of such date and gives effect to adjustments reflecting the accounting for the Transactions and related Financing as if those adjustments were made on June 30, 2026.

The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2026, and the year ended December 31, 2025 (the “Pro Forma Statements of Operations”) combine the historical unaudited condensed consolidated statements of comprehensive income (loss) of Real for the six months ended June 30, 2026, and the historical audited consolidated statements of comprehensive income (loss) of Real for the year ended December 31, 2025, with the historical unaudited condensed consolidated statements of income (loss) of REMAX for the six months ended June 30, 2026, and the historical audited consolidated statements of income (loss) of REMAX for the year ended December 31, 2025, respectively. The Pro Forma Statements of Operations give effect to adjustments reflecting the accounting for the Transactions and the related Financing as if those adjustments were made on January 1, 2025.

The Pro Forma Financial Information should be read in conjunction with:

The accompanying notes to the Pro Forma Financial Information;

•	The historical audited balance sheet of the Company (formerly known as Rome Wildlife, Inc.) as of April 24, 2026 (inception), and the related notes, as included in the Company’s Registration Statement on Form S-4 filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 12, 2026. The Company had no operations during the periods presented in the Pro Forma Financial Information;

•	The historical unaudited condensed consolidated financial statements of Real as of and for the six months ended June 30, 2026, and the related notes, as included in Real’s Form 6-K as filed with the SEC on August 6, 2026;

•	The historical audited consolidated financial statements of Real as of and for the year ended December 31, 2025, and the related notes, as included in Real’s Annual Report on Form 40-F as filed with the SEC on March 4, 2026;

•	The historical unaudited condensed consolidated financial statements of REMAX as of and for the six months ended June 30, 2026, and the related notes, as included in REMAX’s Quarterly Report on Form 10-Q as filed with the SEC on August 6, 2026; and

•	The historical audited consolidated financial statements of REMAX as of and for the year ended December 31, 2025, and the related notes, as included in REMAX’s Annual Report on Form 10-K as filed with the SEC on February 19, 2026.

The Pro Forma Financial Information is presented for informational purposes only and is not necessarily indicative of the operating results or financial position that would have been achieved had the Transactions and the Financing occurred on the dates indicated, nor is it indicative of the operating results or financial position that the combined company may achieve in future periods. The Merger Adjustments and the Financing Adjustments represent management’s best estimates and are based upon currently available information and certain assumptions that management believes are reasonable and supportable. As the Pro Forma Financial Information has been prepared based on these assumptions, the final amounts recorded to reflect the accounting for the Transactions and related Financing may differ materially from the information presented herein. Further, the Pro Forma Financial Information does not reflect any operating synergies, dis-synergies, or cost savings that may result from the Transactions.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of June 30, 2026

(In thousands)

			RE/MAX					Real REMAX
	Real REMAX	The Real	Holdings, Inc.					Group
	Group	Brokerage Inc.	(Reclassified)	Merger		Financing		Pro Forma
	Historical	Historical	(Note 3)(1)	Adjustments	Notes	Adjustments	Notes	Combined
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$—	$73,824	$112,396	$(158,380)	5(A)	$98,608	5(I)	$126,448
Restricted cash	—	54,785	16,687	—		-		71,472
Investments in financial assets	—	12,816	—	—		-		12,816
Trade receivables	—	34,820	30,702	—		-		65,522
Short-term financing receivables, net	—	10,114	—	—		-		10,114
Income taxes receivable	—	—	8,105	—		-		8,105
Other current assets	—	7,719	12,726	—		80	5(I)	20,525
TOTAL CURRENT ASSETS	—	194,078	180,616	(158,380)		98,688		315,002
NON-CURRENT ASSETS
Intangible assets	—	3,480	70,465	434,535	5(B)	—		508,480
Goodwill	—	8,993	237,902	81,040	5(C)	—		327,935
Property and equipment	—	2,353	5,518	—		—		7,871
Operating lease right of use assets	—	—	10,645	6,817	5(D)	—		17,462
Long-term investments	—	2,250	—	—		—		2,250
Long-term financing receivables, net	—	1,275	—	—		—		1,275
Deferred tax assets	—	966	—	—		—		966
Other assets, net of current portion	—	—	7,280	—		320	5(I)	7,600
TOTAL ASSETS	$—	$213,395	$512,426	$364,012		$99,008		$1,188,841
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$—	$948	$3,682	$—		$—		$4,630
Accrued liabilities	—	73,316	57,690	(11,894)	5(A)	(1,964)	5(J)	117,148
Customer deposits	—	54,785	-	—		—		54,785
Deferred revenue	—	—	21,653	—		—		21,653
Debt	—	—	4,600	—		36,650	5(I)	41,250
Operating lease liabilities	—	—	9,663	218	5(D)	—		9,881
Other payables	—	5,744	771	7,106	5(E)	—		13,621
TOTAL CURRENT LIABILITIES	—	134,793	98,059	(4,570)		34,686		262,968
Debt, net of current portion	—	—	430,448	1,952	5(F)	64,322	5(I)	496,722
Deferred tax liability	—	10	7,758	6,161	5(G)	—		13,929
Deferred revenue, net of current portion	—	—	11,429	-		—		11,429
Operating lease liabilities, net of current portion	—	—	9,195	(1,614)	5(D)	—		7,581
Other liabilities, net of current portion	—	—	2,425	-		—		2,425
TOTAL LIABILITIES	$—	$134,803	$559,314	$1,929		$99,008		$795,054
EQUITY
EQUITY ATTRIBUTABLE TO OWNERS
Common Stock	—	—	2	34	5(H)	—		36
Additional paid-in capital	—	202,621	585,644	(211,773)	5(H)	—		576,492
Accumulated deficit	—	(124,295)	(140,210)	81,498	5(H)	—		(183,007)
Accumulated other comprehensive income	—	355	(1,509)	1,509	5(H)	—		355
EQUITY ATTRIBUTABLE TO OWNERS	—	78,681	443,927	(128,732)		—		393,876

Non-controlling interest	—	(89)	(490,815)	490,815	5(E)	—		(89)
TOTAL EQUITY	—	78,592	(46,888)	362,083		—		393,787
TOTAL LIABILITIES AND EQUITY	$—	$213,395	$512,426	$364,012		$99,008		$1,188,841

The accompanying notes are an integral part of this unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Six Months Ended June 30, 2026

(In thousands, except per share data)

		RE/MAX					Real REMAX
	The Real	Holdings, Inc.					Group
	Brokerage Inc.	(Reclassified)	Merger		Financing		Pro Forma
	Historical	(Note 3)(1)	Adjustments	Notes	Adjustments	Notes	Combined
Revenues	$1,166,126	$138,738	$—		$—		$1,304,864
Cost of Sales	1,065,715	—	—		—		1,065,715
Gross Profit	100,411	138,738	—		—		239,149
General and administrative expenses	39,215	88,607	(3,721)	6(A)	—		130,886
			4,420	6(B)
			2,365	6(E)
Marketing expenses	49,272	—	—		—		49,272
Marketing Funds expenses	—	33,653	—		—		33,653
Research and development expenses	10,500	—	—		—		10,500
Settlement of litigation	—	8,500	—		—		8,500
Acquisition costs	11,894	14,286	—		—		26,180
Operating Expenses	110,881	145,046	3,064		—		258,991
Operating Loss	(10,470)	(6,308)	(3,064)		—		(19,842)
Other income, net	304	1,336	—		—		1,640
Finance expenses, net	(717)	(14,327)	—		(10,706)	6(H) / 6(I)	(25,750)
Loss Before Tax	(10,883)	(19,299)	(3,064)		(10,706)		(43,952)
Tax Expense (Benefit)	531	3,174	(262)	6(F)	—		3,443
Net Loss	(11,414)	(22,473)	(2,802)		(10,706)		(47,395)
Net income (loss) attributable to non-controlling interests	30	(8,437)	8,437	6(G)	—		30
Net loss attributable to controlling interest	$(11,444)	$(14,036)	$(11,239)		$(10,706)		$(47,425)
Loss per share
Basic loss per share	$(0.05)						$(1.27)
Diluted loss per share	$(0.05)						$(1.27)
Weighted-average shares, basic	227,844						37,248
Weighted-average shares, diluted	227,844						37,248

The accompanying notes are an integral part of this unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2025

(In thousands, except per share data)

		RE/MAX					Real REMAX
	The Real	Holdings, Inc.					Group
	Brokerage Inc.	(Reclassified)	Merger		Financing		Pro Forma
	Historical	(Note 3)(1)	Adjustments	Notes	Adjustments	Notes	Combined
Revenues	$1,968,416	$291,601	$—		$—		$2,260,017
Cost of Sales	1,802,728	—	—		—		1,802,728
Gross Profit	165,688	291,601	—		—		457,289
General and administrative expenses	74,359	173,451	19,598	6(A)	—		336,241
			6,543	6(B)
			58,712	6(C)
			(715)	6(D)
			4,293	6(E)
Marketing expenses	82,383	—	—		—		82,383
Marketing Funds expenses	—	72,835	—		—		72,835
Research and development expenses	17,443	—	—		—		17,443
Settlement of litigation	750	(1,728)	—		—		(978)
Operating Expenses	174,935	244,558	88,431		—		507,924
Operating Income (Loss)	(9,247)	47,043	(88,431)		—		(50,635)
Other income, net	995	4,285	—		—		5,280
Finance expenses, net	(554)	(31,700)	—		(20,720)	6(H) / 6(I)	(52,974)
Income (Loss) Before Tax	(8,806)	19,628	(88,431)		(20,720)		(98,329)
Tax Expense (Benefit)	(740)	6,195	(12,283)	6(F)	(10,495)	6(J)	(17,323)
Net Income (Loss)	(8,066)	13,433	(76,148)		(10,225)		(81,006)
Net income attributable to non-controlling interests	39	5,280	(5,280)	6(G)	—		39
Net income (loss) attributable to controlling interest	$(8,105)	$8,153	$(70,868)		$(10,225)		$(81,045)
Loss per share
Basic loss per share	$(0.04)						$(2.22)
Diluted loss per share	$(0.04)						$(2.22)
Weighted-average shares, basic	219,873						36,452
Weighted-average shares, diluted	219,873						36,452

The accompanying notes are an integral part of this unaudited pro forma condensed combined financial information.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

Note 1. Description of the Transactions and Financing

On August 24, 2026, the Company closed its acquisition of Real and REMAX pursuant to the terms of the Merger Agreement.

The transaction was structured as a series of steps that resulted in Real and REMAX becoming subsidiaries of a newly formed public company, Real REMAX Group.

Arrangement

Immediately prior to the Mergers, Real completed the Arrangement pursuant to the statutory plan of arrangement contemplated by the Merger Agreement consisting of the following steps:

(i)	Issued and outstanding Real common shares, without par value, of Real (“Real Common Shares”) were consolidated on a 10-for-1 basis (the “Share Consolidation”);

(ii)	Real shareholders transferred all of their Real Common Shares to Bidco in exchange for shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), on a one-for-one basis; and

(iii)	The Company received common shares of Bidco in consideration thereof.

As a result of the Arrangement, Real became a wholly owned subsidiary of Bidco, which in turn is a wholly owned subsidiary of the Company. The Company became the successor to Real such that the Company assumed the historical operations of Real in its financial statements, with no change in accounting basis.

RIHI Merger

Concurrently with the execution of the Merger Agreement, REMAX entered into the RIHI Merger Agreement. RIHI is the holder of the single outstanding share of the Class B common stock of REMAX (“REMAX Class B Common Stock”) and of the common units of RMCO, LLC (“RMCO”), a majority-owned subsidiary of REMAX and the direct or indirect parent of all of REMAX’s operating units, not held by REMAX. RIHI is also the sole managing member of RMCO and controls its business and affairs. Pursuant to the RIHI Merger, REMAX acquired RIHI, as the holder of such share and such RMCO common units, effectively collapsing REMAX’s Up-C structure.

Immediately prior to the Mergers, REMAX completed the following steps pursuant to the RIHI Merger Agreement:

(i)	RIHI Merger Sub I merged with and into RIHI, with RIHI surviving the merger as a wholly owned subsidiary of REMAX (the “First RIHI Merger”); and

(ii)	Immediately thereafter, RIHI merged with and into RIHI Merger Sub II, with RIHI Merger Sub II surviving as a wholly owned subsidiary of REMAX.

In connection with the RIHI Merger, all RMCO common units held by RIHI and the single outstanding share of REMAX Class B Common Stock held by RIHI were surrendered to REMAX and upon such surrender, the share of REMAX Class B Common Stock was canceled for no consideration and ceased to be outstanding. At the effective time of the First RIHI Merger, each outstanding share of RIHI common stock (other than dissenting or cancelled shares) was converted into shares of Class A common stock, par value $0.0001 per share, of REMAX (“REMAX Class A Common Stock”) based on a conversion ratio determined by the number of RMCO common units held by RIHI, such that each RMCO common unit was exchanged on a one-for-one basis for one share of REMAX Class A Common Stock. The existing non-controlling interest in RMCO attributable to RIHI unitholders was canceled, and all such holders became stockholders of REMAX through ownership of REMAX Class A Common Stock.

Accordingly, immediately following the RIHI Merger and prior to the effective time of the Mergers contemplated by the Merger Agreement, all outstanding equity interests in REMAX consisted solely of REMAX Class A Common Stock, which represented the basis for determining the Merger Consideration received by REMAX Stockholders in the Mergers.

Concurrently with the execution of the Merger Agreement, REMAX and RIHI entered into Amendment No. 1 (“the RIHI TRA Termination Amendment”) to the Tax Receivable Agreement, dated as of October 7, 2013, by and between REMAX and RIHI (the “RIHI TRA”), pursuant to which the RIHI TRA would be terminated upon the first to occur of the effective time of the First Merger and any other Qualifying Change of Control (as defined in the RIHI TRA Termination Amendment). No early termination payment, tax benefit payment, or other payment was to be made to RIHI thereunder. An early termination payment is due to Parallaxes Rain Co-Investment, LLC, a third-party holder of an additional tax receivable agreement with REMAX (the “Parallaxes TRA”), in connection with the Transactions. Accordingly, the payment has been accrued in the Company’s Pro Forma Balance Sheet, as reflected in Note 5(E). As a result of the completion of the First Merger, the RIHI TRA was terminated.

Mergers

Following the completion of the Arrangement and the RIHI Merger, the transactions contemplated by the Merger Agreement were consummated. Pursuant to the Merger Agreement, Merger Sub I merged with and into REMAX, with REMAX surviving as a wholly owned subsidiary of the Company. Following the First Merger, which became effective at 4:25 p.m. Eastern Time on the Closing Date (the “First Merger Effective Time”), REMAX merged with and into Merger Sub II, with Merger Sub II surviving as a wholly owned subsidiary of the Company.

Each share of REMAX Class A Common Stock outstanding immediately prior to the First Merger Effective Time (including shares of REMAX Class A Common Stock issued in connection with the RIHI Merger), and other than (x) shares of REMAX Class A Common Stock held by REMAX as treasury stock or owned by the Company or any subsidiary of the Company or REMAX, and (y) dissenting shares, was converted into the right to receive either (i) for Cash Electing Shares (as defined in the Merger Agreement), approximately $4.33 per share in cash plus approximately 0.3535 shares of Common Stock per share, after giving effect to proration (the “Cash Election Consideration”), or (ii) for Stock Electing Shares (as defined in the Merger Agreement), 0.5150 shares of Common Stock (the “Stock Election Consideration” and, together with the Cash Consideration, the “Merger Consideration”).

The final cash/stock election results under the Merger Agreement were as follows:

•	Holders of approximately 11,697,333 shares of REMAX Class A Common Stock outstanding immediately prior to the First Merger Effective Time elected to receive the Stock Election Consideration (as defined in the Merger Agreement).

•	Holders of approximately 18,488,134 shares of REMAX Class A Common Stock outstanding immediately prior to the First Merger Effective Time elected to receive the Cash Election Consideration (as defined in the Merger Agreement).

•	Holders of approximately 3,699,238 shares of REMAX Class A Common Stock outstanding immediately prior to the First Merger Effective Time made no election and were treated as though they elected to receive the Stock Election Consideration.

Because the cash election was oversubscribed, the proration procedures described in the Merger Agreement were applied. As a result of the Mergers, approximately 14,464,497 shares of Common Stock were issued to former holders of REMAX Class A Common Stock and 22,098,985 shares of Common Stock are being issued to former holders of Real Common Shares. The aggregate cash consideration paid to former holders of REMAX Class A Common Stock was approximately $80.1 million.

As a result of the Mergers, REMAX ceased to exist as a standalone publicly traded entity and became a wholly owned subsidiary of the Company. Additionally, Real ceased to exist as a standalone publicly traded entity and became a wholly owned subsidiary of the Company.

Refer to Note 4 for additional information regarding the accounting treatment and preliminary allocation of consideration transferred.

Treatment of Equity Awards

Subject to the terms and conditions set forth in the Merger Agreement, each outstanding REMAX option, REMAX RSU and REMAX PSU (each as defined below and, collectively, the “REMAX Equity Awards”) was treated as follows:

•	REMAX Options: Each option to purchase shares of REMAX common stock (each, a “REMAX Option”) was assumed by the Company and converted into an option to purchase, on the same terms and conditions as were applicable under such REMAX Option, that number of shares of Common Stock equal to the product of (i) the number of shares of REMAX common stock subject to such REMAX Option, multiplied by (ii) the Stock Election Exchange Ratio, at an exercise price per share equal to the quotient obtained by dividing (A) the per share exercise price for the REMAX common stock subject to such REMAX Option, by (B) the Stock Election Exchange Ratio; provided, however, that each REMAX Option with a per share exercise price that was equal to or greater than the Stock Election Consideration (or the Cash Election Consideration, if greater) payable to holders of REMAX common stock as of the First Merger Effective Time was cancelled for no consideration.

•	REMAX RSUs: Each restricted stock unit of REMAX subject only to service-based vesting (each, a “REMAX RSU”) that was outstanding and that was not a Specified REMAX RSU (as defined below) was converted into a number of restricted stock units of Company RSUs equal to (x) the product of (i) the number of shares of REMAX common stock subject to such REMAX RSU multiplied by (ii) the Stock Election Exchange Ratio and remains subject to the same terms and conditions as were applicable to such REMAX RSU. Any accrued but unpaid dividend equivalents with respect to any such REMAX RSU was assumed by the Company and became an obligation with respect to the applicable Company RSU. Each REMAX RSU that (i) was vested but not yet settled, (ii) was outstanding and held by a non-employee member of the REMAX board of directors, or (iii) vested effective as of the Mergers in accordance with its terms (each, a “Specified REMAX RSU”) was canceled and extinguished, and the holder thereof became entitled to receive (x) a number of shares of Common Stock equal to the product of (i) the number of shares of REMAX common stock subject to such Specified REMAX RSU multiplied by (ii) the Stock Election Exchange Ratio, and (y) an amount in cash equal to any accrued but unpaid dividend equivalents with respect to such Specified REMAX RSU.

•	REMAX PSUs: Each restricted stock unit of REMAX subject to performance-based vesting (each, a “REMAX PSU”) that was outstanding and that was not a Specified REMAX PSU (as defined below) was converted into a number of Company RSUs equal to the product of (i) the number of shares of REMAX common stock subject to such REMAX PSU, with such number of shares of REMAX common stock being based on the attainment of the applicable performance goals in accordance with the terms of the applicable award agreement, multiplied by (ii) the Stock Election Exchange Ratio, and remains subject to the same terms and conditions as were applicable to such REMAX PSU, except that the performance metrics applicable to such REMAX PSU no longer apply. Any accrued but unpaid dividend equivalents with respect to any such REMAX PSU were assumed by the Company and became an obligation with respect to the applicable Company RSU. Each REMAX PSU that was (i) vested but not yet settled or (ii) vested effective as of the Mergers in accordance with its terms (each, a “Specified REMAX PSU”) was canceled and extinguished, and the holder thereof became entitled to receive (x) a number of shares of Common Stock equal to the product of (i) the number of shares of REMAX common stock subject to such Specified REMAX PSU, with such number of shares of REMAX common stock being based on the attainment of the applicable performance goals in accordance with the terms of the applicable award agreement, multiplied by (ii) the Stock Election Exchange Ratio, and (y) an amount in cash equal to any accrued but unpaid dividend equivalents with respect to such Specified REMAX PSU.

Based on the terms and subject to the conditions set forth in the Merger Agreement, on the Closing Date, each outstanding option to purchase Real Common Shares (each, a “Real Option”) and each restricted stock unit of Real (each, a “Real RSU) was treated as follows:

•	Real Options: Real Options outstanding immediately following the Share Consolidation were exchanged for options granted by the Company (“Real Replacement Options”) to acquire the same number of shares of Common Stock as the number of Real Common Shares that the holders thereof would have been entitled to acquire following the Share Consolidation. Such Real Replacement Options have an exercise price per share of Common Stock equal to the exercise price per Real Common Share of such Real Options immediately following the Share Consolidation. Each Real Replacement Option is subject to the terms of the applicable equity incentive plan of Real (each, a “Real Equity Plan”) and has the same terms and conditions with respect to vesting, conditions to and manner of exercising, term to expiry and otherwise as were applicable to the Real Option for which it was exchanged, and any certificate or award agreement previously evidencing the applicable Real Option thereafter evidenced and was deemed to evidence such Real Replacement Option;

•	Real RSUs: Real RSUs outstanding immediately following the Share Consolidation were exchanged for restricted stock units granted by the Company (“Real Replacement RSUs”) to acquire the same number of shares of Common Stock or cash equivalent as the number of Real Common Shares or cash equivalent that the holders thereof would have been entitled to receive following the Share Consolidation. Each Real Replacement RSU is subject to the terms of the applicable Real Equity Plan and has the same terms and conditions with respect to vesting, term to expiry and otherwise as were applicable to the Real RSU for which it was exchanged, and any certificate or award agreement previously evidencing the applicable Real RSUs thereafter evidenced and was deemed to evidence such Real Replacement RSUs.

If the foregoing would have resulted in the entitlement to a fraction of a share of Common Stock (or cash equivalent in the case of Real Replacement RSUs), then the number of shares of Common Stock issuable (or cash equivalent in the case of Real Replacement RSUs) was rounded down to the nearest whole number of shares of Common Stock.

The Real Options and Real RSUs were replaced on a value-for-value basis, with no incremental fair value relative to the fair value of the original awards, and the terms and conditions of the replacement awards are substantially identical to those of the original awards. Accordingly, the replacement constitutes a modification for accounting purposes, but no additional consideration transferred or incremental post-combination share-based compensation expense was recognized.

Financing

In connection with the Merger Agreement, on April 26, 2026, Real entered into the commitment letter, pursuant to which MSSF and Apollo had committed to provide Real with the Bridge Facility in an aggregate principal amount of up to $550 million. On August 24, 2026, Real terminated its Bridge Facility and in lieu of such financing, the Company entered into the Credit Agreement, which provides for the Term Loan Facility in an aggregate principal amount of $550 million and the Revolving Facility in an aggregate principal amount of $40 million, including a letter of credit sub-facility of up to $10 million. In connection with the termination of the Bridge Facility, Real incurred termination fees of $6.2 million, which are included within the adjustments for transactions costs in Note 5(A) and Note 6(C). The Company used the proceeds to (i) fund the cash portion of the Merger Consideration, (ii) repay in full all amounts outstanding under the senior secured credit facility provided under the Second Amended and Restated Credit Agreement, dated as of July 21, 2021, by and among certain of REMAX’s subsidiaries, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “REMAX Senior Secured Credit Facility”), (iii) pay fees, costs and expenses in connection with the Term Loan Facility and the Revolving Facility and (iv) fund working capital. Borrowings under the Term Loan Facility bear interest at Term SOFR (as defined in the Credit Agreement) plus an applicable margin of 5.50%. In addition, the Pro Forma Financial Information reflects fees of $12.0 million paid in connection with the Credit Agreement.

Note 2. Basis of Presentation

The Pro Forma Financial Information is meant to illustrate the Pro Forma Balance Sheet and the Pro Forma Statements of Operations of the Company, following the completion of the Transactions and the Financing. The historical financial statements of the Company, the historical consolidated financial statements of Real and the historical consolidated financial statements of REMAX were prepared in accordance with U.S. generally accepted accounting principles and presented in U.S. dollars.

The Pro Forma Financial Information gives effect to adjustments reflecting the accounting for the Transactions and the Financing, which includes adjustments for the following:

•	Certain reclassifications to conform REMAX’s historical financial statement presentation to Real’s historical financial statement presentation;

•	Certain reorganization adjustments by REMAX, including the effect of the RIHI Merger Agreement and the RIHI TRA Termination Amendment immediately prior to the Transactions;

•	Adjustments to reflect purchase accounting of REMAX in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”);

•	Non-recurring acquisition-related costs incurred by Real in connection with the Transactions; and

•	Proceeds and uses of the Financing entered into in connection with the Transactions. The Pro Forma Financial Information reflects the use of these proceeds to refinance indebtedness of REMAX, to finance the Merger Consideration and to pay fees, costs and expenses related thereto.

As discussed in Note 3, certain reclassifications were made to conform the historical presentation of REMAX’s consolidated financial statements to that of Real’s financial statement presentation. The accounting policies used in the preparation of the Pro Forma Financial Information are those set out in Real’s audited financial statements for the year ended December 31, 2025. Management conducted a preliminary evaluation of accounting policies used by REMAX compared to accounting policies used by Real and identified a difference in accounting policy related to the timing of derecognition of litigation settlement balances. As discussed in Note 3, an adjustment has been reflected to conform REMAX's accounting policy to that of Real. At the time of preparing the Pro Forma Financial Information, other than the accounting policy alignment and reclassification adjustments described herein for consistency in the financial statement presentation, the Company is not aware of any other material differences in classification or significant accounting policies. However, the Company will continue to perform its comprehensive review of REMAX’s accounting policies, and as a result of that review, the Company may identify differences, which may differ materially from the information presented herein.

The Pro Forma Financial Information includes adjustments reflecting the accounting for the Mergers using the acquisition method of accounting in accordance with ASC 805, with Real as the accounting acquirer for the Transactions, using the fair value concepts defined in ASC Topic 820, Fair Value Measurement, and is based on the historical financial statements of Real and REMAX. Refer to Note 4 for additional information regarding the accounting treatment and preliminary allocation of consideration transferred.

Note 3. Accounting Policy Alignment and Reclassification Adjustments

The following depicts certain accounting policy alignment and reclassification adjustments to REMAX’s historical balance sheet presentation to conform to Real’s balance sheet presentation:

Unaudited Pro Forma Condensed Combined Balance Sheet

As of June 30, 2026

(In thousands)

The Real Brokerage Inc.	RE/MAX Holdings, Inc.	RE/MAX Holdings, Inc. (Historical)	Accounting Policy and Reclassification Adjustments	Notes	RE/MAX Holdings, Inc. (Adjusted Historical)
Assets
Current assets
Cash and cash equivalents	Cash and cash equivalents	$112,396	$-		$112,396
Restricted cash	Restricted cash	71,687	(55,000)	(3a)	16,687
Investments in financial assets		-	-		-
Trade receivables	Accounts and notes receivable, net of allowance	30,702	-		30,702
Short-term financing receivables, net		-	-		-
	Income taxes receivable	8,105	-		8,105
Other current assets	Other current assets	12,726	-		12,726
Total current assets	Total current assets	$235,616	$(55,000)		$180,616
Intangible assets, net	Other intangible assets, net	11,193	59,272	(3b)	70,465
Goodwill	Goodwill	237,902	-		237,902
Property and equipment, net	Property and equipment, net of accumulated depreciation	5,518	-		5,518
Investment in equity securities		-	-		-
Long-term financing receivables, net		-	-		-
Deferred tax asset		-	-		-
	Operating lease right of use assets	10,645	-		10,645
	Franchise agreements, net	59,272	(59,272)	(3b)	-
	Other assets, net of current portion	7,280	-		7,280
Total assets		$567,426	$(55,000)		$512,426
Liabilities and Equity
Current liabilities
Accounts payable	Accounts payable	3,682	-		3,682
Accrued liabilities	Accrued liabilities	112,690	(55,000)	(3a)	57,690
Customer deposits		-	-		-
Other payables		-	771	(3c)	771
	Income taxes payable	552	(552)	(3c)	-
	Deferred revenue	21,653	-		21,653
	Debt	4,600	-		4,600
	Payable pursuant to tax receivable agreements	219	(219)	(3c)	-
	Operating lease liabilities	9,663	-		9,663
Total current liabilities		$153,059	$(55,000)		$98,059
Non-current liabilities
Deferred tax liability	Deferred tax liabilities	7,758	-		7,758
	Debt, net of current portion	430,448	-		430,448
	Deferred revenue, net of current portion	11,429	-		11,429
	Operating lease liabilities, net of current portion	9,195	-		9,195
	Other liabilities, net of current portion	2,425	-		2,425
Total liabilities		$614,314	$(55,000)		$559,314
Equity
Equity attributable to owners
Common Shares	Common stock	2	-		2
Additional paid-in capital	Additional paid-in capital	585,644	-		585,644
Accumulated deficit	Accumulated deficit	(140,210)	-		(140,210)
Accumulated other comprehensive income	Accumulated other comprehensive income (deficit), net of tax	(1,509)	-		(1,509)
Equity attributable to owners	Total stockholders' equity attributable to RE/MAX Holdings, Inc.	$443,927	$-		$443,927
Non-controlling interest	Non-controlling interest	(490,815)			(490,815)
Total equity	Total stockholders' equity (deficit)	(46,888)	-		(46,888)
Total liabilities and equity	Total liabilities and stockholders' equity (deficit)	$567,426	$(55,000)		$512,426

(3a) Adjustment to reduce restricted cash and accrued liabilities by $55.0 million to conform REMAX's policy for derecognition of litigation settlement balances, which occurs after all appeals have been exhausted, to Real's policy, which occurs upon final court approval of the settlement.

(3b) Reclassification of "Franchise agreements, net " to "Other Intangible assets, net" to align with Real’s presentation of similar assets.

(3c) Reclassification of "Income taxes payable" and "Payable pursuant to tax receivable agreements" to "Other payables" to align with Real’s presentation.

The following depicts certain reclassification adjustments to REMAX’s historical statement of income (loss) presentation to conform to Real’s statement of comprehensive income (loss) presentation:

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Six Months Ended June 30, 2026

(In thousands)

The Real Brokerage Inc.	RE/MAX Holdings, Inc.	RE/MAX Holdings, Inc. (Historical)	Accounting Policy and Reclassification Adjustments	Notes	RE/MAX Holdings, Inc. (Adjusted Historical)
Revenues		$—	$138,738	(3d)	$138,738
	Continuing franchise fees	51,484	(51,484)	(3d)	—
	Annual dues	14,918	(14,918)	(3d)	—
	Broker fees	26,729	(26,729)	(3d)	—
	Marketing Funds fees	33,653	(33,653)	(3d)	—
	Franchise sales and other revenue	11,954	(11,954)	(3d)	—
	Total revenue	138,738	—		138,738
Cost of Sales		—	—		—
Gross Profit		138,738	—		138,738

General and administrative expenses	Selling, operating and administrative expenses	76,862	11,745	(3g)	88,607
Marketing expenses		—	—		—
	Marketing Funds expenses	33,653	—		33,653
Research and development		—	—		—
	Settlement and impairment charges	8,500	—		8,500
Acquisition costs	Merger transaction cost	14,286	—		14,286
	Depreciation and amortization	11,745	(11,745)	(3g)	-
Operating expenses	Total operating expenses	145,046	—		145,046
Operating income (loss)	Operating income (loss)	(6,308)	—		(6,308)
Other income, net		—	1,336	(3h)	1,336
Finance expenses, net		—	(14,327)	(3i)	(14,327)
	Interest expense	(14,327)	14,327	(3i)	—
	Interest income	1,676	(1,676)	(3h)	—
	Foreign currency transaction gains (losses)	(340)	340	(3h)	—
Income (loss) Before Tax	Income (loss) before provision for income taxes	(19,299)	—		(19,299)
Tax Expense	Provision for income taxes	(3,174)	—		(3,174)
Net income (loss)	Net income (loss)	(22,473)	—		(22,473)
Net income (loss) attributable to non-controlling interests	Less: net income (loss) attributable to non-controlling interest	(8,437)	—		(8,437)
Net income (loss) Attributable to the Owners of the Company	Net loss attributable to RE/MAX Holdings, Inc.	$(14,036)	$—		$(14,036)

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2025

(In thousands)

The Real Brokerage Inc.	RE/MAX Holdings, Inc.	RE/MAX Holdings, Inc. (Historical)	Accounting Policy and Reclassification Adjustments	Notes	RE/MAX Holdings, Inc. (Adjusted Historical)
Revenues		$—	$291,601	(3d)	$291,601
	Continuing franchise fees	112,865	(112,865)	(3d)	—
	Annual dues	30,462	(30,462)	(3d)	—
	Broker fees	53,691	(53,691)	(3d)	—
	Marketing Funds fees	72,835	(72,835)	(3d)	—
	Franchise sales and other revenue	21,748	(21,748)	(3d)	—
	Total revenue	291,601	—		291,601
Cost of Sales		—	—		—
Gross Profit		291,601	—		291,601

General and administrative expenses	Selling, operating and administrative expenses	146,702	26,749	(3e) / (3f) / (3g)	173,451
Marketing expenses		—	—		—
	Marketing Funds expenses	72,835	—		72,835
Research and development		—	—		—
	Settlement and impairment charges	(1,542)	(186)	(3e)	(1,728)
	Change in estimated tax receivable agreement liability	715	(715)	(3f)	—
	Depreciation and amortization	25,848	(25,848)	(3g)	—
Operating expenses	Total operating expenses	244,558	—		244,558
Operating income (loss)	Operating income (loss)	47,043	—		47,043
Other income, net		—	4,285	(3h)	4,285
Finance expenses, net		—	(31,700)	(3i)	(31,700)
	Interest expense	(31,700)	31,700	(3i)	—
	Interest income	3,580	(3,580)	(3h)	—
	Foreign currency transaction gains (losses)	705	(705)	(3h)	—
Income (loss) Before Tax	Income (loss) before provision for income taxes	19,628	—		19,628
Tax Expense	Provision for income taxes	(6,195)	—		(6,195)
Net income (loss)	Net income (loss)	13,433	—		13,433
Net income (loss) attributable to non-controlling interests	Less: net income (loss) attributable to non-controlling interest	5,280	—		5,280
Net income (loss) Attributable to the Owners of the Company	Net loss attributable to RE/MAX Holdings, Inc.	$8,153	$—		$8,153

(3d) Reclassification of "Continuing franchise fees", "Annual dues", "Broker fees", "Marketing Funds fees", and "Franchise sales and other revenue" to "Revenue" for the six months ended June 30, 2026 and for the year ended December 31, 2025 to align with Real’s presentation.

(3e) Reclassification of certain impairment related expenses from "Settlement and impairment charges" to "General and administrative expenses" for the year ended December 31, 2025 to align with Real’s presentation.

(3f) Reclassification of "Change in estimated tax receivable agreement liability" to "General and administrative expenses" for the year ended December 31, 2025 to align with Real’s presentation.

(3g) Reclassification of "Depreciation and amortization" to "General and administrative expenses" for the six months ended June 30, 2026 and for the year ended December 31, 2025 to align with Real’s presentation.

(3h) Reclassification of "Interest income" and "Foreign currency transaction gains (losses)" to "Other income, net" for the six months ended June 30, 2026 and for the year ended December 31, 2025 to align with Real’s presentation.

(3i) Reclassification of "Interest expense" to "Finance expenses, net" for the six months ended June 30, 2026 and for the year ended December 31, 2025 to align with Real’s presentation.

Note 4. Accounting Treatment and Preliminary Allocation of Consideration Transferred

The Arrangement between Real and the Company was accounted for as a common control transaction, where substantially all of the net assets of the Company were those previously held by Real and Real is assumed to be the predecessor entity. The Mergers were accounted for as a business combination using the acquisition method in accordance with ASC 805, with Real as the accounting acquirer. Under ASC 805, assets acquired and liabilities assumed in a business combination are recognized and measured at the acquisition date mostly at fair value. Acquisition-related costs associated with a business combination incurred by Real are expensed as incurred. The excess of consideration transferred over the fair value of assets acquired and liabilities assumed is allocated to goodwill. The process of valuing the assets and liabilities of REMAX at the Closing Date, the allocation of the consideration transferred, as well as evaluating accounting policies for conformity, is preliminary and represents management’s current best estimate and is subject to revision. Accordingly, the allocation of consideration transferred and related pro forma adjustments reflected in this Pro Forma Financial Information are preliminary and subject to revision based on a final determination of fair value.

The preliminary consideration transferred, calculated in accordance with ASC 805, is based on the Merger Consideration as delineated in the Merger Agreement and the final cash/stock election results under the Merger Agreement (as described above), including the number of shares of Common Stock issued multiplied by Real’s share price as of the Closing Date, as adjusted for the Share Consolidation.

In determining the preliminary estimate of fair values of assets acquired and liabilities assumed of REMAX, the Company used assumptions that management believes a market participant would utilize in pricing the acquired intangible assets based on information currently available. The allocation of consideration transferred is preliminary and subject to change, as additional information becomes available and as additional analyses are performed. There can be no assurances that the valuations will not result in material changes to the allocation of the consideration transferred. The final allocation of the consideration transferred will be determined when the Company has completed the detailed valuations and necessary calculations. The final allocation of the consideration transferred may be materially different than that reflected in the preliminary allocation of consideration transferred presented herein. Any increase or decrease in fair values of the net assets as compared with the Pro Forma Financial Information may change the amount of the total consideration transferred allocated to goodwill and other assets and liabilities and may impact the Pro Forma Statements of Operations due to adjustments in the depreciation and amortization expense of the adjusted assets. Unless otherwise noted, the Company has estimated that the carrying value of REMAX’s assets acquired and liabilities assumed approximates the fair value.

The accounting for the Transactions is based on currently available information as of the date of this filing and is considered preliminary. The final accounting for the Transactions may differ materially from that presented in this Pro Forma Financial Information. The estimated fair value of the stock portion of the Merger Consideration is based on the Real Common Share closing price as of August 24, 2026.

Preliminary Consideration Transferred

The following table presents the preliminary consideration transferred:

June 30,
2026
Estimated shares of REMAX (1)	14,464,497
Real closing stock price (2)	$24.00
Total preliminary Stock Consideration	$347,148
Total preliminary Cash Consideration (3)	80,070
Total preliminary Merger Consideration	$427,218
Add: Pre-combination value of replaced equity awards (4)	26,759
Add: Repayment of REMAX debt (5)	438,964
Add: REMAX transaction costs paid by Real (6)	14,810
Total preliminary purchase consideration per ASC 805	$907,751

(1)	Based on the final stock election, 14,464,497 shares of Common Stock were issued to former holders of REMAX Class A Common Stock.

(2)	Reflects the Real Common Share closing price of $2.40 per share as of August 24, 2026 multiplied by 10 to give effect to the Share Consolidation, resulting in an effective price of $24.00 per share of Common Stock.

(3)	Represents cash consideration of $80.1 million paid to former holders of REMAX Class A Common Stock, consisting of $80.0 million of Cash Election Consideration (the maximum aggregate cash amount under the Merger Agreement, as the cash election was oversubscribed) and $0.1 million of cash paid in lieu of fractional shares.

(4)	Reflects the fair value of REMAX RSUs and PSUs that were replaced with similar Company equity awards allocated to the pre-acquisition period. This amount was calculated by multiplying the outstanding and unvested REMAX Equity Awards referred to above by the Stock Election Exchange Ratio, by the Real Common Share closing price as of August 24, 2026, as adjusted for the Share Consolidation, and by the ratio of the pre- combination service period to the total service period. The Share Consolidation does not result in any change to the fair value of outstanding and unvested REMAX Equity Awards because the number of shares underlying the awards and the related exercise prices are proportionately adjusted.

(5)	Reflects the balance of the REMAX Senior Secured Credit Facility of $437.0 million and related accrued interest expense of $2.0 million, which was repaid upon the closing of the Transactions.

(6)	Reflects the REMAX advisory and existing-debt legal fees of $14.8 million settled with funds provided by the Company at closing and included in consideration transferred.

Preliminary Allocation of Consideration Transferred

The following table presents the preliminary allocation of consideration transferred as if the Mergers had been completed on June 30, 2026. Amounts presented are in thousands:

Fair value
Total Preliminary purchase consideration per ASC 805	$907,751
ASSETS
Cash and cash equivalents	$112,396
Restricted cash	16,687
Trade receivables	30,702
Prepaid expenses and deposits	8,105
Other current assets	12,726
Intangible assets	505,000
Property and equipment	5,518
Operating lease right of use assets	17,462
Other assets, net of current portion	7,280
Total assets acquired	$715,876
LIABILITIES
Accounts payable	$3,682
Accrued liabilities	55,726
Deferred revenue	21,653
Operating lease liabilities	9,881
Other payables	771
Deferred Tax Liability	13,919
Deferred revenue, net of current portion	11,429
Operating lease liabilities, net of current portion	7,581
Other liabilities, net of current portion	2,425
Total liabilities assumed	$127,067
Non-controlling interests	-
Fair value of identifiable net assets	$588,809
Goodwill	$318,942

Note 5. Adjustments to Pro Forma Balance Sheet

Merger Adjustments

The adjustments included are detailed below:

(A)	Reflects a decrease to cash and cash equivalents as a result of (i) the payment of the Cash Consideration of $80.1 million, (ii) the payment by the Company at closing of $14.8 million of REMAX’s transaction costs, which are included in consideration transferred (refer to Note 4), and (iii) the payment of estimated non-recurring transaction costs of Real of $63.5 million, including investment banking, legal, severance, accounting and other professional fees. Of the $63.5 million, $11.9 million was accrued on Real's unaudited condensed consolidated balance sheet as of June 30, 2026, and the payment results in the settlement of the related accrued liability. The adjustment to cash and cash equivalents as of June 30, 2026 is summarized as follows (in thousands):

June 30,
2026
Payment of Cash Consideration	$80,070
REMAX transaction costs paid by Real at closing	14,810
Real transaction costs paid at closing	63,500
Pro forma adjustment	$158,380

(B)	Reflects the adjustment to eliminate the historical intangible assets of REMAX and record the preliminary estimated fair value of the intangible assets acquired following the close of the Transactions. The preliminary estimated fair values were determined using assumptions that management believes a market participant would utilize in pricing the acquired intangible assets based on information currently available. The fair value of intangible assets may change as the Company finalizes various estimates, inputs and analyses.

Fair Value of Intangible Assets (in thousands):

	Historical	Estimated	Pro
	Carrying	Fair	Forma
	Value	Value	Adjustment
Intangible assets, net:
Franchise agreements, net	$59,272	$300,000	$240,728
Software	10,714	-	(10,714)
Trademarks	333	205,000	204,667
Non-compete agreements	146	-	(146)
	$70,465	$505,000	$434,535

(C)	Represents the preliminary goodwill as a result of the Mergers and the elimination of REMAX’s historical goodwill. Goodwill will not be amortized but instead will be reviewed for impairment annually, or more frequently if facts and circumstances warrant review. Goodwill is attributable to the assembled workforce of REMAX, planned growth in new markets, and synergies expected to be achieved from the combined operations of Real and REMAX. Goodwill recognized in the Mergers is not expected to be deductible for tax purposes.

The adjustment to goodwill is summarized as follows (in thousands):

June 30,
2026
Fair value of consideration transferred (a)	$907,751
Fair value of identifiable net assets acquired (b)	588,809
Goodwill acquired (a) - (b)	318,942
Elimination of historical goodwill	(237,902)
Pro forma adjustment	$81,040

(D)	Reflects the remeasurement of REMAX's operating leases, under which REMAX is the lessee. In accordance with the measurement exception in ASC 805 for acquired leases, the lease liabilities were measured under ASC Topic 842, Leases, as the present value of the remaining lease payments, as if the acquired leases were new leases of the Company at the acquisition date. The right-of-use assets were measured at an amount equal to the lease liabilities, as no favorable or unfavorable lease terms relative to market terms were identified. Amounts are presented in thousands:

	Operating lease		Operating lease
	right-of-use	Operating lease	liabilities, net of
	assets	liabilities	current portion
Lease remeasurement	$17,462	$9,881	$7,581
Less: Historical lease balance	(10,645)	(9,663)	(9,195)
Pro forma adjustment	$6,817	$218	$(1,614)

(E)	Reflects (i) the elimination of REMAX’s historical non-controlling interests of $490.8 million pertaining to the RIHI Merger prior to the Mergers, as holders of the non-controlling interests received REMAX Class A Common Stock in connection with the RIHI Merger and received Merger Consideration upon the closing of the Mergers, and (ii) the recognition of a $7.1 million liability within other payables for the settlement of the Parallaxes TRA in connection with the Transactions.

(F)	Reflects the write-off of unamortized debt issuance costs associated with the REMAX Senior Secured Credit Facility, which was settled by the Company in connection with the Transactions.

(G)	Represents an increase of $6.2 million to deferred tax liabilities related to the estimated impact of purchase accounting pro forma fair value adjustments to REMAX’s acquired assets and liabilities in connection with the Mergers utilizing a blended statutory tax rate of 24.6% based on jurisdictions where income is generated. The Company anticipates the combined company’s acquired deferred tax liabilities are sources of future taxable income of the combined business for purposes of assessing realizability of REMAX’s historical deferred tax assets.

The Company believes the estimates are provisional in nature as adjustments to our deferred taxes could change based on further refinement to the estimates of the fair values of acquired assets and liabilities, changes in judgment regarding realizability of assets as a result of the combination and other assumptions that will need to be finalized in conjunction with the Transactions. These changes in estimates could be material.

(H)	Reflects the elimination of REMAX’s historical equity in addition to other related adjustments.

Adjustments to REMAX Common Stock (including former holders of RIHI common stock) were summarized as follows (in thousands):

June 30,
2026
Common stock issued as consideration transferred to former holders of REMAX Class A Common Stock	$14
Common stock issued to Real shareholders	22
Elimination of historical common stock	(2)
Pro forma adjustment	$34

Adjustments to additional paid-in capital were summarized as follows (in thousands):

June 30,
2026
Fair value of Share Consideration (Note 4)	$347,148
Fair value of replaced equity awards (Note 4)	26,759
Less: Par value of Common Stock issued as consideration transferred to former holders of REMAX Class A Common Stock	(14)
Less: Par value of Common stock issued to Real shareholders	(22)
Elimination of historical equity	(585,644)
Pro forma adjustment	$(211,773)

Adjustments to accumulated deficit were summarized as follows (in thousands):

June 30,
2026
Elimination of historical equity	$140,210
Non-recurring transaction-related costs (Note 6C)	(58,712)
Pro forma adjustment	$81,498

Financing Adjustments

(I)	Represents (i) the proceeds of the $550.0 million Term Loan Facility, net of the original issue discount of $11.0 million and debt issuance costs of $1.0 million, (ii) the payment of a $0.4 million upfront fee on the Revolving Facility, which is capitalized within other current and non-current assets and amortized over the term of the Revolving Facility, and (iii) the repayment of the outstanding principal of REMAX’s Senior Secured Credit Facility of $437.0 million (refer to Note 5(J) for the related accrued interest). The remaining net proceeds were used to fund the cash portion of the Merger Consideration and to pay fees, costs and expenses related to the Transactions.

The following table summarizes the cash impacts due to Term Loan Facility financing, including all related inflows and outflows (in thousands):

June 30,
2026
Proceeds from the Term Loan	$550,000
Original issue discount on the Term Loan	(11,000)
Debt issuance costs paid on the Term Loan	(1,028)
Upfront fee paid on the Revolving Credit Facility	(400)
Repayment of REMAX's existing debt, current portion	(4,600)
Repayment of REMAX's existing debt, net of current portion	(432,400)
Repayment of interest accrued on REMAX's existing debt	(1,964)
Net Cash	$98,608

The following table reflects the adjustments to the current and non-current portions of debt related to the Term Loan Facility and the related original issue discount and debt issuance costs, as well as the repayment of the REMAX Senior Secured Credit Facility (in thousands):

June 30,
2026
Term Loan Facility, current portion	$41,250
Repayment of the REMAX Senior Secured Credit Facility, current portion	(4,600)
Pro forma adjustment – Debt	$36,650

June 30,
2026
Term Loan Facility, net of current portion	$508,750
Original issue discount on the Term Loan Facility	(11,000)
Debt issuance costs on the Term Loan Facility	(1,028)
Repayment of the REMAX Senior Secured Credit Facility, net of current portion	(432,400)
Pro forma adjustment – Debt, net of current portion	$64,322

The following table reflects the upfront fee paid on the Revolving Facility, which is capitalized and amortized over the term of the Revolving Facility (in thousands):

June 30,
2026
Other current assets	$80
Other assets, net of current portion	320
Total upfront fee capitalized	$400

(J)	Reflects the elimination of $2.0 million of accrued interest expense associated with the REMAX Senior Secured Credit Facility.

Note 6. Adjustments to Pro Forma Statements of Operations

The adjustments included are as follows:

Merger Adjustments

(A)	Reflects an increase (decrease) to general and administrative expenses to record the incremental equity-based compensation expense related to the REMAX Equity Awards that were converted into similar Company equity-based awards at the close of the Transactions and are considered post-combination expense. Post-combination equity-based compensation expense is calculated as the difference between the total fair value of the replacement awards (the number of replaced REMAX Equity Awards multiplied by 0.5150 and by the Real Common Share closing price as of August 24, 2026, as adjusted for the Share Consolidation) and the amount allocated to consideration transferred, as disclosed in Note 4. The Share Consolidation does not result in any change to the fair value of the replacement awards because the number of shares underlying the awards and the related exercise prices are proportionately adjusted. Amounts presented are in thousands:

	For the
	Six Months	For the
	Ended	Year Ended
	June 30,	December 31,
	2026	2025
Post-combination equity-based compensation expense	$3,371	$32,571
Less: Historical equity-based compensation expense	(7,092)	(12,973)
Pro forma adjustment for equity-based compensation expense	$(3,721)	$19,598

(B)	Reflects an increase to general and administrative expenses for incremental amortization expense, on a straight-line basis, based on the preliminary fair value of intangible assets and the associated useful lives. Definite-lived intangible assets are amortized over their estimated useful lives using a pattern that reflects the timing of the economic benefits expected to be derived. Trademarks have an indefinite life and are not amortized. Amounts are presented in thousands (except useful lives):

			Amortization
			expense	Amortization
			for the	expense
			Six Months	for the
			Ended	Year Ended
	Useful	Fair	June 30,	December 31,
	Life	Value	2026	2025
Franchise agreements	10	$300,000	$15,000	$30,000
Software	5	$-	$-	$-
Trademarks	n/a	$205,000	$-	$-
Total identifiable intangible assets		$505,000	$15,000	$30,000
Less: Historical amortization expense of intangible assets			10,580	23,457
Pro forma adjustment for incremental amortization expense			$4,420	$6,543

(C)	Reflects an increase to general and administrative expenses related to estimated non-recurring acquisition- related costs incurred by Real of $70.6 million for the year ended December 31, 2025, including investment banking fees, legal fees, severance, accounting and regulatory fees, and expense related to the termination of the Parallaxes TRA, less $11.9 million of such costs already reflected in Real’s historical condensed consolidated statements of comprehensive income (loss) for the six months ended June 30, 2026, resulting in a net pro forma adjustment of $58.7 million. These non-recurring costs are not anticipated to affect the Pro Forma Statements of Operations beyond 12 months after the date of Closing.

(D)	Reflects a reduction in general and administrative expenses related to the elimination of $0.7 million of change in estimated tax receivable agreement liability in connection with the RIHI Merger in the year ended December 31, 2025. Refer to Note 1 for further information.

(E)	Reflects an increase to general and administrative expenses to record straight-line operating lease expense based on the remeasured lease liabilities and right-of-use assets described in Note 5(D). Amounts are presented in thousands:

	For the
	Six Months	For the
	Ended	Year Ended
	June 30,	December 31,
	2026	2025
Operating lease expense related to the lease remeasurement	$5,259	$10,553
Historical lease expense	(2,894)	(6,260)
Pro forma Adjustment for operating lease expense	$2,365	$4,293

(F)	Reflects the estimated income tax benefit of $0.3 million and $12.3 million related to the Merger Adjustments for the six months ended June 30, 2026 and for the year ended December 31, 2025, respectively, after taking into consideration the combined company’s net operating loss and the blended tax rate of 24.6%.

(G)	Reflects the elimination of net income (loss) attributable to non-controlling interests for REMAX for the six months ended June 30, 2026 and for the year ended December 31, 2025. The remaining net income (loss) attributable to non-controlling interests amounts relate solely to Real’s operations during the pro forma periods.

Financing Adjustments

(H)	Represents the pro forma adjustment to record interest expense, amortization of the original issue discount, debt issuance costs and commitment fees on the Financing, as if the Term Loan Facility and the Revolving Facility had been entered into on January 1, 2025. The Term Loan Facility has a maturity of five years and bears interest at Term SOFR plus an applicable margin of 5.50%. The interest rate used for purposes of preparing this Pro Forma Financial Information is 9.16%, the rate in effect on the Closing Date.

The following adjustments have been recorded to interest expense (in thousands):

	For the
	Six Months	For the
	Ended	Year Ended
	June 30,	December 31,
	2026	2025
Interest expense on the Term Loan Facility (including amortization of the debt issuance costs)	$24,891	$52,137
Amortization of Revolving Facility upfront fee	40	80
Commitment fees associated with the Revolving Facility	102	203
Elimination of interest expense and amortization of debt issuance costs related to debt paid at close (Note 6I)	(14,327)	(31,700)
Pro forma adjustment	$10,706	$20,720

(I)	Represents the reversal of interest expense and historical amortization of debt issuance costs related to the repayment of the REMAX Senior Secured Credit Facility recorded in REMAX’s consolidated statements of income (loss) for the six months ended June 30, 2026, and for the year ended December 31, 2025.

(J)	Reflects the estimated income tax benefit of $10.5 million related to the Financing Adjustments for the year ended December 31, 2025, after taking into consideration the combined company’s net operating loss and interest expense carryforwards. There was no estimated income tax provision or benefit for the six months ended June 30, 2026, as there is expected to be a full valuation allowance against the interest expense generated from the Financing Adjustments due to income limitations.

Note 7. Loss Per Share

The following tables set forth the computation of pro forma basic and diluted loss per share of the Company for the six months ended June 30, 2026, and for the year ended December 31, 2025. The pro forma basic and diluted loss per share gives effect to (i) the Share Consolidation and the exchange of Real Common Shares for newly issued shares of Common Stock in connection with the Arrangement, and (ii) the issuance of shares of Common Stock to former holders of REMAX Class A Common Stock in connection with the Mergers. As a result, the pro forma weighted-average shares outstanding reflect both the converted historical Real Common Shares and the incremental shares issued to effect the Mergers. Amounts and shares are presented in thousands, except per share data:

	For the
	Six Months	For the
	Ended	Year Ended
	June 30,	December 31,
	2026	2025
Numerator (basic and diluted):
Pro forma net loss attributable to common shares	$(47,425)	$(81,045)
Denominator (basic and diluted):
Weighted-average number of common shares outstanding - basic and diluted (1)	37,248	36,452
Pro forma loss per share:
Loss per share attributable to common shares - basic and diluted	$(1.27)	$(2.22)

Denominator (basic and diluted):
Weighted-average number of common shares outstanding - basic and diluted - Real Historical Adjusted (2)	22,784	21,988
Shares of Common Stock issued as consideration transferred to former holders of REMAX Class A Common Stock (Note 4)	14,464	14,464
Weighted-average number of common shares outstanding - basic and diluted	37,248	36,452

(1)	For periods in which the Company reports net losses, diluted loss per common stock attributable to the Company is the same as basic loss per common stock attributable to the Company because potentially dilutive common stocks are not assumed to have been issued if their effect is anti-dilutive. The computation of pro forma diluted weighted-average shares outstanding for the six months ended June 30, 2026 and year ended December 31, 2025 excludes 3.7 million and 2.8 million of unvested Real Replacement Options and Real Replacement RSUs, respectively, and 2.8 million and 2.8 million, respectively of Company equity awards issued to replace REMAX Equity Awards under the treasury stock method because the effect would have been anti-dilutive. Accordingly, the pro forma basic and diluted weighted-average shares outstanding are the same for the periods presented.

(2)	Gives effect to the Share Consolidation and the exchange of Real Common Shares for Common Stock on a one-for-one basis.